                                                                     EXHIBIT 4.7

                                                                [CONFORMED COPY]

                                MOBIL GUARANTY


          THIS GUARANTY, dated as of December 12, 1995 (together with any amendments or supplements hereto, this "Guaranty"), by and among MOBIL
                                        --------
CORPORATION, a Delaware corporation (together with any successor permitted by
Section 4.1 hereof, the "Guarantor"), and the Corporate Owner Trustee, in both
                         ---------
its individual capacity and as Corporate Owner Trustee, the Individual Owner Trustee, in both his individual capacity and as Individual Owner Trustee, the Corporate Indenture Trustee, in both its individual capacity and as Corporate Indenture Trustee, the Individual Indenture Trustee, in both his individual capacity and as Individual Indenture Trustee, the Pass Through Trustee, in both its individual capacity and as Pass Through Trustee and as Loan Participants, and the Owner Participant referred to in the Participation Agreement described below (collectively, together with each other Indemnitee and their successors and permitted assigns, the "Beneficiaries" and, individually, a "Beneficiary").
                            -------------                        -----------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Mobil G.B. 388 Finance Inc., a Delaware corporation, and wholly-owned subsidiary of the Guarantor (together with its successors and permitted assigns, the "Lessee"), is entering into that certain Participation
                        ------
Agreement dated as of December 12, 1995 (the "Participation Agreement"), among
                                              -----------------------
the Lessee, the Owner Participant, Fleet National Bank of Connecticut, acting not in its individual capacity except as expressly set forth therein, but solely as Corporate Owner Trustee, Michael M. Hopkins, acting not in his individual capacity but solely as Individual Owner Trustee, First Security Bank of Utah, National Association, acting not in its individual capacity except as expressly provided therein, but solely as Corporate Indenture Trustee, Val T. Orton, acting not in his individual capacity but solely as Individual Indenture Trustee and First Security Bank of Utah, National Association, acting not in its individual capacity except as expressly provided therein, but solely as Pass Through Trustee and Loan Participant; and

          WHEREAS, it is a condition precedent to the obligations of the Beneficiaries to consummate the transactions contemplated by the Participation Agreement that the Guarantor execute and deliver this Guaranty,

          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the Guarantor does hereby covenant and agree with the Beneficiaries from and after the execution and delivery of the Participation Agreement as follows (capitalized terms used herein (including those used in the foregoing preamble and recitals) and not otherwise defined herein having the meanings ascribed to them in Appendix A to the Participation Agreement) :


                                  ARTICLE I.

                  REPRESENTATIONS AND WARRANTIES OF GUARANTOR

          Section 1.1. Representations and Warranties of Guarantor. The
                       -------------------------------------------
Guarantor hereby represents and warrants that:


          (1) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties, and to enter into and perform its obligations under this Guaranty, and is duly qualified to do business in each jurisdiction in which it has operations or a principal office and where failure so to qualify could reasonably be expected to materially adversely affect its financial condition, business, operations, or its ability to perform any of its obligations under this Guaranty.

          (2) The execution, delivery and performance by the Guarantor of this Guaranty and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Guarantor.

          (3) This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

          (4) The execution and delivery by the Guarantor of this Guaranty do not and will not, and the performance by the Guarantor of its obligations hereunder do not and will not, (i) violate or be inconsistent with its charter documents or by-laws, (ii) contravene any Governmental Rule or Governmental Action applicable to it, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Guarantor is a party or by which it or any of its properties are bound or (iv) result in or, require the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties or assets.

          (5) No Governmental Action and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery or performance of this Guaranty.

          (6) Each of the consolidated financial statements of the Guarantor set forth in its Annual Report on Form 10-K for the year ended December 31, 1994 and the consolidated financial statements of the Guarantor set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 fairly presents the consolidated financial position of the Guarantor and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Guarantor and its Subsidiaries for each of the periods covered thereby (subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments) in conformity with GAAP applied on a consistent basis (except as disclosed in the notes thereto). Since September 30, 1995, there has been no material adverse change in such consolidated financial position of the Guarantor and its Subsidiaries, taken as a whole.

          (7) Except as disclosed in the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1994 or the Guarantor's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, there is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Guarantor threatened in writing against the Guarantor or affecting it or its properties before any Governmental Authority which, individually or in the aggregate (so far as the Guarantor now can reasonably foresee), is reasonably likely materially and adversely to affect the consummation of the transactions under this Guaranty or the ability of the Guarantor to perform its obligations hereunder or its business or financial condition.

          (8) The Guarantor owns, directly or indirectly, 100% of the equity interest in the Lessee.

          (9) The representations and warranties of the Lessee in Section 5 of the Participation Agreement are true and correct.

                                  ARTICLE II.

                           GUARANTEE OF OBLIGATIONS

          Section 2.1. Guarantee of Obligations.  (a)  The Guarantor hereby
                       ------------------------
guarantees to each of the Beneficiaries, as primary obligor and not as surety, the full and prompt payment by the Lessee and MPTM, as the case may be, when due, whether at the stated payment date thereof, by acceleration or otherwise, of, and the faithful performance of and compliance with, all payment obligations of the Lessee under the Participation Agreement, the Lease and the other Operative Documents and MPTM under the Agency and Support Agreement owed to the Beneficiaries strictly in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due and the full, faithful and timely performance of, and compliance with, all other obligations of the Lessee and all other obligations of MPTM owed to the Beneficiaries thereunder strictly in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due (such payment and other obligations, the "Obligations"). Such guarantee is an absolute, unconditional, irrevocable,
     -----------
present and continuing guarantee of payment and performance and not of collectability.

          (b) If for any reason any Obligation to be performed or observed by the Lessee or MPTM (whether affirmative or negative in character) shall not be observed or performed strictly in accordance with the terms thereof, the Guarantor shall, no later than 15 Business Days following receipt of written notice by the relevant Beneficiary of such non-observance, non-performance or nonpayment, and not less than 5 Business Days following receipt of notice in the case of non-payment of Basic Rent, perform or observe or cause to be performed or observed each such Obligation and shall pay such amount at the place and to the Person or entity entitled thereto pursuant to the relevant Operative Documents or the Agency and Support Agreement, as the case may be, regardless of whether or not any Beneficiary or anyone on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Lessee or MPTM or any other Person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the relevant Operative Documents or the Agency and Support Agreement, as the case may be, or at law or in equity, or otherwise, and regardless of any other condition or contingency. Nothing in this Guaranty shall be construed to be a guaranty of payment of the Secured Notes.

          Section 2.2. Nature of Guarantee.  The obligations, covenants,
                       -------------------
agreements and duties of the Guarantor shall remain in full force and effect until the Obligations are finally, indefeasibly and unconditionally paid and performed in full in accordance with the terms of the Operative Documents, and the Agency and Support Agreement, as the case may be, and, to the maximum extent permitted by law, shall in no way be affected or impaired by reason of the happening from time to time of any other event, including, without limitation, the following, whether or not any such event shall have occurred without notice to or the consent of the Guarantor:

               (a) the waiver, compromise, settlement, termination or other release of the performance or observance by the Guarantor, the Lessee or MPTM of any or all of their respective agreements, covenants, terms or conditions contained in this Guaranty (other than Section 2.1 hereof), the Participation Agreement, the Lease, the other Operative Documents or the Agency and Support Agreement;

               (b) any failure, omission, delay or lack on the part of the Beneficiaries to enforce, assert or exercise any right, power or remedy conferred on the Beneficiaries in the Participation Agreement, the Lease, the other Operative Documents, the Agency and Support Agreement or this Guaranty, or the inability of the Beneficiaries to enforce any provision of the Participation Agreement, the Lease, the other Operative Documents, the Agency and Support Agreement or this Guaranty for any reason, or any other act or omission on the part of the Beneficiaries;

               (c) the transfer, assignment or mortgaging, or the purported transfer, assignment or mortgaging, of all or any part of the interest of the Lessee in the Undivided Interest or the Production System or the invalidity, unenforceability or termination of the Participation Agreement, the Lease, any other Operative Document or the Agency and Support Agreement or any defect in the title of the Production System or any part thereof or any loss of possession, use or operational control of the Production System or any part thereof by the Lessee or MPTM;

               (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Participation Agreement, the Lease, any other Operative Document or the Agency and Support Agreement;


               (e) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting either of the Lessee or MPTM or any of its assets or any allegation or contest of the validity of this Guaranty, the Participation Agreement, the Lease, any other Operative Document or the Agency and Support Agreement in any such proceeding;

               (f) the surrender or impairment of any security for the performance or observance of any of the Obligations;

               (g) any failure of the Guarantor, the Lessee or MPTM to perform and observe any agreement or covenant, or to discharge any duty or obligation, arising out of or connected with this Guaranty, the Participation Agreement, the Lease, any other Operative Document or the Agency and Support Agreement or the occurrence or pendency of any

          Lease Default or Lease Event of Default or any proceedings or actions as a result of, or attendant upon, such Lease Default or Lease Event of Default;

               (h) the inability of the Guarantor, the Beneficiaries, the Lessee or MPTM to enforce any provision of this Guaranty, the Participation Agreement, the Lease, any other Operative Document or the Agency and Support Agreement for any reason;

               (i) the failure to give notice to the Guarantor, the Lessee or MPTM of the occurrence of an event of default under the terms and provisions of the Participation Agreement, the Lease or the other Operative Documents or the Agency and Support Agreement;

               (j) the disposition by the Guarantor of any or all of its interest in any capital stock of the Lessee or MPTM or any change, restructuring or termination of the corporate structure, ownership or existence of the Lessee or MPTM;

               (k) any set-off, counterclaim, reduction, or diminution of any Obligation, or any defense of any kind or nature whatsoever (other than performance) which the Guarantor, the Lessee or MPTM may have or assert against the Beneficiaries; or

               (l) any other circumstance (other than performance) that might otherwise constitute a legal or equitable defense or discharge of a guarantor or surety with respect to any Obligation.



          Section 2.3. Waivers by Guarantor.  The Guarantor waives notice of the
                       --------------------
acceptance of and reliance on this Guaranty by the Beneficiaries, and the Guarantor also waives presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands whatsoever, except that the Guarantor does not waive the notices provided for in Section 2.1(b) hereof. The Guarantor further waives any right it may have to (a) require the Beneficiaries to proceed against the Lessee or MPTM, (b) require the Beneficiaries to proceed against or exhaust any security granted by the Lessee or the Owner Trustee or (c) require the Beneficiaries to pursue any other remedy within the power of the Beneficiaries, and the Guarantor agrees that all of its obligations under this Guaranty are independent of the Obligations and that a separate action may be brought against the Guarantor whether or not an action is commenced against the Lessee or MPTM under the Operative Documents or the Agency and Support Agreement.

          Section 2.4. Subrogation of Guarantor; Subordination.  Notwithstanding
                       ---------------------------------------
any payment or payments made by the Guarantor, the Guarantor shall not be subrogated to any rights of the Beneficiaries against the Lessee or MPTM until all of the Obligations then due shall have been finally, indefeasibly and unconditionally paid and performed in full. Any claim of the Guarantor against the Lessee or MPTM arising from payments made by the Guarantor by reason of this Guaranty shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Obligations guaranteed hereby, and no payment by the Guarantor shall give rise to any claim of the Guarantor against the Beneficiaries.

          Section 2.5. Reinstatement.  This Guaranty shall continue to be
                       -------------
effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Lessee or MPTM of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee or MPTM, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either of the Lessee or MPTM or any substantial part of its property, or otherwise, all as though such payments had not been made.

          Section 2.6. Place and Manner of Payments.  All payments to be made by
                       ----------------------------
the Guarantor under this Guaranty to a Beneficiary shall be paid to such Beneficiary at the address provided for in Schedule 1 of the Participation Agreement or, if no address, at the address and to the account specified in the notice demanding payment by the Guarantor; provided, however, that the Guarantor
                                           --------  -------
consents to the assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's right, title and interest in, to and under this Guaranty to the extent set forth in the Indenture, and agrees to make all payments (other than Excepted Payments) hereunder directly to the Indenture Trustee until such time as the Indenture Trustee shall give notice to the Guarantor that the Lien of the Indenture has been fully discharged, and thereafter to the Owner Trustee. The Guarantor agrees that it will make all payments due hereunder by wire transfer at or before 12 Noon, New York time, on the date due in immediately available funds to the party to which such payment is to be made.

                                 ARTICLE III.

                             DEFAULT AND REMEDIES

          Section 3.1. Enforcement Provisions.  The Beneficiaries shall have the
                       ----------------------
right, power and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of the Operative Documents, the Agency and Support Agreement or this Guaranty, which they may deem necessary or advisable to enforce the provisions of this Guaranty and protect the interests of the Beneficiaries. Each and every default in the payment or performance of the Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

          Section 3.2. No Remedy Exclusive.  No remedy conferred upon or
                       -------------------
reserved to the Beneficiaries herein or in the Operative Documents or in the Agency and Support Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

          Section 3.3. Right to Proceed Against Guarantor.  In the event of a
                       ----------------------------------
default in any payment or performance of any Obligation when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, the Beneficiaries may proceed to enforce their respective rights hereunder and the Beneficiaries shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against any other Person or exhausting any other remedies which they may have and without resorting to any collateral security relating thereto.

          Section 3.4. Guarantor to Pay Costs of Enforcement.  The Guarantor
                       -------------------------------------
agrees to pay all costs, expenses and fees, including, without limitation, all reasonable attorneys' fees, which may be incurred by the Beneficiaries in enforcing or attempting to enforce this Guaranty or protecting the rights of the Beneficiaries hereunder following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

          Section 3.5. No Waiver of Rights.  No delay in exercising or omission
                       -------------------
to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.


                                  ARTICLE IV.

                            COVENANTS OF GUARANTOR

          Section 4.1. Maintenance of Corporate Existence.  So long as any of
                       ----------------------------------
the Obligations remain outstanding or any amounts due and owing by the Lessee with respect thereto remain unpaid, the Guarantor will maintain its corporate existence and will not merge or consolidate with any other corporation nor dissolve or otherwise sell or dispose of all or substantially all of its assets as an entirety, unless the successor or transferee corporation (if other than the Guarantor) (a) shall expressly and unconditionally assume, in a written instrument delivered to the Owner Participant, the Owner Trustee, the Corporate Indenture Trustee and the Pass Through Trustee, the punctual performance and observance of all covenants, conditions and obligations of this Guaranty to be performed by the Guarantor, and (b) shall not, immediately after such merger, consolidation, sale or disposition, be in default in the performance of any covenant, condition or obligation of the Guarantor pursuant to this Guaranty.

          Section 4.2. Financial Statements.  The Guarantor shall provide to the
                       --------------------
Owner Participant and the Corporate

Indenture Trustee, promptly upon its becoming available, a copy of each annual report and any amendment to an annual report, filed by the Guarantor with the Securities and Exchange Commission (the "SEC") or any successor agency pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (currently Form 10-K), as the same may be amended from time to time, and all financial statement reports, notices, proxy statements or other documents that are sent or made generally available by the Guarantor to holders of its registered securities and all regular and periodic reports filed by the Guarantor with the SEC except for reports on SEC Forms 3, 4 or 5.

          Section 4.3. Agency and Support Agreement.  The Guarantor will cause
                       ----------------------------
MPTM to enter into the Agency and Support Agreement as provided in Section 8.2 of the Lease.

                                  ARTICLE V.

                                    GENERAL

          Section 5.1. Benefitted Parties.  This Guaranty is entered into by the
                       ------------------
Guarantor for the benefit of the Beneficiaries in accordance with the provisions of this Guaranty and the Operative Documents. This Guaranty shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than the Beneficiaries and the Guarantor and their respective permitted successors and assigns. The Guarantor may not assign any of its rights or obligations hereunder except in accordance with Section 4.1 hereof.


          Section 5.2. Interpretations.  The article and section headings of
                       ---------------
this Guaranty are for reference purposes only and shall not affect its interpretation in any respect.

          Section 5.3. Entire Agreement; Counterparts; Amendments; Governing
                       -----------------------------------------------------
Law; Etc.  This Guaranty (a) constitutes the entire agreement, and supersedes
- --------
all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; (c) may be modified only by an instrument in writing signed by the duly authorized representatives of the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the State of New York. This Guaranty shall terminate when the Obligations have been fully, indefeasibly and unconditionally paid and performed in full.

          If any provision of this Guaranty shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provisions shall not affect any of the remaining provisions, and any such invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          Section 5.4. Further Assurances.  The Guarantor will execute and
                       ------------------
deliver all such instruments and take all such actions as the Beneficiaries may from time to time reasonably request in order fully to effectuate the purposes of this Guaranty.

          Section 5.5. Notices.  All notices and other communications in respect
                       -------
of this Guaranty to the Guarantor or the Beneficiaries shall be given as provided in the applicable provisions of the Participation Agreement.

          Section 5.6. Consent to Jurisdiction.  Any legal suit, action or
                       -----------------------
proceeding arising out of or relating to this Guaranty or any transaction contemplated hereby may be instituted in any state or Federal court in the County of New York and State of New York, and the Guarantor waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name and behalf and its corporate seal to be affixed hereto and attested by its duly authorized officers, and the Beneficiaries have accepted the same, as of the date first above written.

                              MOBIL CORPORATION



                              By:/s/ W. R. Arnheim
                                 -----------------
                                 Name: W. R. Arnheim
                                 Title: Treasurer

                              ACCEPTED:

                              FLEET NATIONAL BANK OF CONNECTICUT,
                              in its individual capacity and as
                              Corporate Owner Trustee


                              By: /s/ Michael M. Hopkins
                                 ----------------------
                                 Name: Michael M. Hopkins
                                 Title: Vice President


                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION, in its
                              individual capacity and as Corporate
                              Indenture Trustee


                              By: /s/ Val T. Orton
                                 -----------------
                                 Name: Val T. Orton
                                 Title: Vice President



                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION, in  its
                              individual capacity and as Pass
                              Through Trustee under each of the
                              Pass Through Trust Agreements and as
                              the Loan Participant

                               [SIGNATURE PAGE]
[GUARANTY]

                              By: /s/ Val T. Orton
                                 ----------------
                                 Name: Val T. Orton
                                 Title: Vice President

                               [SIGNATURE PAGE]
[GUARANTY]

                              MICHAEL M. HOPKINS,
                              in his individual capacity and as
                              Individual Owner Trustee


                              /s/ Michael M. Hopkins
                              ----------------------
                              Michael M. Hopkins

                              VAL T. ORTON,
                              in his individual capacity and as
                              Individual Indenture Trustee

                              /s/ Val T. Orton
                              ----------------
                              Val T. Orton



                              GENERAL ELECTRIC CREDIT CORPORATION
                                OF GEORGIA


                              By:/s/ John Stewart
                                 ----------------
                                 Name:  John Stewart
                                 Title: Vice President

                       [LETTERHEAD OF MOBIL CORPORATION]


                                        April 17, 1996



TO EACH PARTY ON THE
ATTACHED DISTRIBUTION LIST
- --------------------------



               GUARANTEE BY MOBIL CORPORATION OF OBLIGATIONS OF
              MOBIL G.B. 388 FINANCE INC. IN CONNECTION WITH THE
        LEVERAGED LEASE OF AN UNDIVIDED INTEREST IN A PRODUCTION SYSTEM
        ---------------------------------------------------------------


Dear Ladies and Gentlemen:

     Reference is made to that certain Guaranty, dated as of December 12, 1995 (the "Guaranty"), by and among Mobil Corporation, a Delaware corporation (together with any successor permitted by Section 4.1 of the Guaranty, the "Guarantor"), Fleet National Bank of Connecticut, in its individual capacity and as Corporate Owner Trustee, First Security Bank of Utah, National Association, in its individual capacity and as Corporate Indenture Trustee, First Security Bank of Utah, National Association, in its individual capacity and as Pass Through Trustee under each of the Pass Through Trust Agreements and as Loan Participants, Michael M. Hopkins, in his individual capacity and as Individual Owner Trustee, Val T. Orton, in his individual capacity and as Individual Indenture Trustee, and General Electric Credit Corporation of Georgia, as Owner Participant, pursuant to which the Guarantor unconditionally and irrevocably guarantees to each of the Beneficiaries the full and prompt payment of all payment obligations and the faithful performance of all other obligations of Mobil G.B. 388 Finance Inc., a wholly-owned subsidiary of the Guarantor, under the Participation Agreement, the Lease and the other Operative Documents. Capitalized terms used herein (including those used in the foregoing sentence) and not otherwise defined herein shall have the meanings ascribed to them in the Guaranty.

To Each Party On The
Attached Distribution List            -2-                         April 17, 1996


     The Guarantor wishes to extend, and hereby extends, the Guaranty directly to the benefit of the Holders of Pass Through Certificates. Each Holder of Pass Through Certificates is hereby deemed a Beneficiary under the Guaranty for all purposes thereof, and shall be from and after the date hereof entitled to all of the rights and subject to all of the obligations of a Beneficiary thereunder.

     The Guarantor acknowledges and agrees that, except as extended hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

                                        Very truly yours,

                                        MOBIL CORPORATION



                                        By: /s/ Samuel H. Gillespie III
                                           -----------------------------
                                           Name: S.H. Gillespie III
                                           Title: Vice President and
                                                     General Counsel

                               DISTRIBUTION LIST
                               -----------------



FLEET NATIONAL BANK OF CONNECTICUT, in its
individual capacity and as Corporate Owner Trustee
777 Main Street
Hartford, CT  06115

Attention:  Corporate Trust Administration


FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
in its individual capacity and as Corporate Indenture Trustee
79 South Main Street
Salt Lake City, UT  84111

Attention:  Corporate Trust Department


FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
in its individual capacity and as Pass Through Trustee under each of the Pass Through Trust Agreements and
as Loan Participants
79 South Main Street
Salt Lake City, UT  84111

Attention:  Corporate Trust Department


MICHAEL M. HOPKINS,
in his individual capacity and as Individual Owner Trustee
777 Main Street
Hartford, CT  06115

Attention:  Michael M. Hopkins

VAL T. ORTON,
in his individual capacity and as Individual Indenture Trustee
First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, UT  84111

Attention:  Val T. Orton


GENERAL ELECTRIC CREDIT CORPORATION
OF GEORGIA
c/o Global Project & Structured Finance
1600 Summer Street
Stamford, CT  06905

Attention:  Manager of Compliance